CONSENT OF INDEPENDENT ACCOUNTANTS
                      --------------------------------



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-60244) of SunAmerica Inc. of our report dated May 12, 1997 which appears on page 2 of this Annual Report on Form 11-K for the year ended December 31, 1996.



Price Waterhouse LLP
Los Angeles, California
May 30, 1997